UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/16/2005

Collagenex Pharmaceuticals, Inc
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-28308

DE	52-1758016
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

41 University Drive
Newtown, PA 18940
(Address of Principal Executive Offices, Including Zip Code)

215-579-7388
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On June 16, 2005, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company") announced that its motion seeking a temporary restraining order and a preliminary injunction in the United States District Court for the Eastern District of New York had been denied.   As a consequence, IVAX Pharmaceuticals Inc. and CorePharma LLC ("Defendants") are free to continue to sell their generic equivalents of Periostat(R).

Periostat(R) is the registered trademark of the Company's proprietary 20 mg tablets of doxycycline hyclate approved in 1998 as the only systemic adjunct to scaling and root planing for the treatment of adult periodontitis. In a lawsuit filed in October 2004, the Company alleges that the Defendants' submissions of Abbreviated New Drug Applications covering their 20mg tablets of doxycycline hyclate infringe United States Patent RE 34,656, of which the Company is the exclusive licensee.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Collagenex Pharmaceuticals, Inc.

Date: June 17, 2005.	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer (Principal Financial Officer)